                                                                    EXHIBIT 99.4

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to acquisitions by Caminus Corporation ("Caminus") of DC Systems, Inc. ("DCS") on July 31, 1999 and substantially all the assets and the assumption of certain liabilities of Nucleus Corporation and Nucleus Energy Consulting Corporation (collectively "Nucleus") on August 30, 2000. The unaudited pro forma condensed consolidated statements of operations assume the DCS and Nucleus acquisition had occurred on January 1, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 is based on the historical audited consolidated statement of operations of Caminus for 1999, which includes the results of DCS from July 31, 1999, the historical unaudited statement of operations of DCS for the period of January 1, 1999 through July 30, 1999 and the historical audited statement of operations of Nucleus for the year ended December 31, 1999. The unaudited pro forma statement of operations for the nine months ended September 30, 2000 is based on the historical unaudited statement of operations of Caminus as well as the statement of operations of Nucleus for the period from January 1, 2000 through July 31, 2000. The unaudited pro forma condensed consolidated financial statements reflect the purchase method of accounting and the adjustments and assumptions described in the accompanying notes. There is no requirement for any unaudited pro forma balance sheet since all the acquisitions are reflected in the historical unaudited consolidated balance sheet of Caminus at September 30, 2000, included in Caminus' Quarterly Report on Form 10-Q.

     The pro forma adjustments are based upon fair values of the acquired companies at the time of their acquisition, as used in Caminus' purchase accounting for these acquisitions. The pro forma results are not necessarily indicative of future results or the results that actually would have occurred if the acquisitions had taken place on January 1, 1999.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999
                    (In Thousands, Except Per Share Amounts)

                                                       DC                        Pro Forma      Pro Forma
                                       Caminus(a)  Systems, Inc.(b)   Nucleus(c)  Adjustments     Caminus
                                       ----------  ----------------   ----------  -----------    ---------
Statement of Operations Data:
Revenue:
  Licenses ..........................   $12,538       $    41          $2,496       $    --       $ 15,075
  Software services .................     7,816           302           1,334            --          9,452
  Strategic consulting ..............     6,556            --              --            --          6,556
                                        -------       -------          ------       -------       --------
    Total revenue ...................    26,910           343           3,830            --         31,083
                                        -------       -------          ------       -------       --------
Gross profit ........................    18,525            61           2,364            --         20,950
Operating expenses:
  Research and development ..........     3,929            25           1,246            --          5,200
  Selling, general and
    administrative ..................    12,771           428           2,141            --         15,340
  DCS equity participation
    compensation ....................        --         5,023              --            --          5,023
  Acquired in-process research
    and development .................     1,000            --              --        (1,000)            --
  Amortization of intangibles .......     8,560            --              --         6,147         14,707
                                        -------       -------          ------       -------       --------
    Total operating expenses ........    26,260         5,476           3,387         5,147         40,270
Operating loss ......................    (7,735)       (5,415)         (1,023)       (5,147)       (19,320)
Other income (expense), net .........      (228)           (3)             17            --           (214)
Provision for income taxes ..........       646            --              --          (352)           294
                                        -------       -------          ------       -------       --------
Net loss ............................   $(8,609)      $(5,418)         $(1,006)     $(4,795)      $(19,828)
                                        =======       =======          ========     =======       ========
Basic and diluted net loss
  per share .........................   $ (1.01)           --              --            --       $  (2.22)
                                        =======                                                   ========
Weighted average common shares --
  basic and diluted .................     8,514            --              --            --          8,917

------------
Periods included:
     (a) Year ended December 31, 1999
     (b) Seven months ended July 31, 1999
     (c) Year ended December 31, 1999

     See accompanying notes to the unaudited pro forma financial statements

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  PRO FORMA     PRO FORMA
                                   CAMINUS(a)     NUCLEUS(b)     ADJUSTMENTS     CAMINUS
                                   -----------    -----------    -----------    -----------
Statement of Operations Data:
Revenue:
  Licenses.......................  $    15,767    $     4,519    $              $    20,286
  Software services..............       12,482          2,305             --         14,787
  Strategic consulting...........        6,195                                        6,195
                                   -----------    -----------    -----------    -----------
    Total revenue................       34,444          6,824             --         41,268
                                   -----------    -----------    -----------    -----------
Gross profit.....................       24,166          4,539             --         28,705
Operating expenses:
  Research and development.......        4,544          2,215             --          6,759
  Selling, general and
   administrative................       14,542          1,973             --         16,515
  IPO-related expenses...........       12,335             --             --         12,335
  Amortization of intangibles....        8,023             --          2,999         11,022
                                   -----------    -----------    -----------    -----------
     Total operating expenses....       39,444          4,188          2,999         46,631
Operating income (loss)..........      (15,278)           351         (2,999)       (17,926)
Other income, net................        1,796             25                         1,821
Provision for income taxes.......        1,486             --              9          1,495
                                   -----------    -----------    -----------    -----------
Net income (loss)................  $   (14,968)   $       376    $    (3,008)   $   (17,600)
                                   ===========    ===========    ===========    ===========
Basic and diluted net loss per
  share..........................        (1.02)            --             --          (1.18)
                                   ===========                                  ===========
Weighted average common
  shares - basic and diluted.....       14,682             --             --         14,914

----------
Periods included:

     (a) Nine months ended September 30, 2000

     (b) Seven months ended July 31, 2000



     See accompanying notes to the unaudited pro forma financial statements

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

The following facts and assumptions in notes (a) through (b) were used in determining the pro forma effect of the various acquisitions by Caminus.

     a) On July 31, 1999, Caminus acquired DC Systems, Inc. for $10.0 million in cash, plus common stock valued at $3.0 million. There were $0.5 million of other direct acquisition costs. A summary of the allocation of the purchase price appears below (in thousands):

Tangible net assets acquired.................................   $  (954)
Acquired in-process research and development.................     1,000
Developed technology.........................................     1,800
Other intangible assets......................................     3,030
Goodwill.....................................................     8,624
                                                                -------
                                                                $13,500
                                                                =======

     The useful lives for the acquired intangible costs range from three to five years.

     The pro forma adjustments for the year ended December 31, 1999 assume an additional seven months of amortization of intangible assets. This resulted in additional amortization of approximately $1.7 million for the year ended December 31, 1999. Also, the acquired in-process research and development charges of $1.0 million were eliminated via a pro forma adjustment since this expense is directly attributable to the DC Systems acquisition and is not expected to have a continuing impact on the operating results of Caminus.

     b) In August 2000, Caminus acquired certain assets and assumed certain liabilities of Nucleus Corporation and Nucleus Energy Consulting Corporation (collectively, "Nucleus"), a provider of software solutions to the energy industry. The purchase price of $17.6 million consisted of $13.6 million in cash, the issuance of 261,334 shares of common stock with a fair value of $3.8 million and approximately $0.3 million of other direct acquisition costs. A summary of the allocation of the purchase price is as follows (in thousands):

Fair value of liabilities assumed net of assets acquired............    $  (391)
Goodwill............................................................     17,997
                                                                        -------
                                                                        $17,606
                                                                        =======

     The acquisition was accounted for under the purchase method of accounting. A fair value appraisal of the net liabilities assumed has not yet been completed. Accordingly, all of the excess of purchase price over net liabilities assumed has been attributed to goodwill. Goodwill is being amortized over a four-year period. Upon completion of the fair value appraisal, the composition of the excess of purchase price over net liabilities assumed may change.

     The pro forma adjustments for the year ended December 31, 1999 and nine months ended September 30, 2000 assume an additional year and eight months of amortization of goodwill, respectively. This resulted in additional amortization of approximately $4.4 million and $3.0 million, respectively. Additionally, the pro forma adjustment column includes provision of income taxes on the pre-tax income of Nucleus for the year ended December 31, 1999 and the seven months ended July 31, 2000, respectively.